                                                                       EXHIBIT 1



                             WACHOVIA CORPORATION

                                  $_________

                    ____% _________ Notes due ________,____



                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                   ________,____


MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
[OTHER NAMES]

     as the Several Underwriters

     c/o Merrill Lynch & Co.,
     Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
     North Tower
     World Financial Center
     New York, New York 10281-1209

Ladies and Gentlemen:

          Wachovia Corporation, a North Carolina corporation (the "Company"), confirms its agreement (the "Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $_________ aggregate principal amount of ____% _______ Notes due _______,____ (the "Notes").

          The Underwriters, who may be members of an underwriting syndicate managed by Merrill Lynch, have each agreed to the provisions contained in the Merrill Lynch Agreement Among Underwriters for Global Bonds dated as of _______,
____.

          The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The Notes will be issued pursuant to an indenture, dated as of _______, ____ (the "Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-59165) (the "First Registration Statement"), Post-Effective Amendment No. 1 to the First Registration Statement and a Registration Statement on Form S-3 (No. 333-_____) (the "Second Registration Statement"), which constitutes Post-Effective Amendment No. 2 to the First Registration Statement, for the registration of debt securities (including the Notes) under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements, as amended, have been declared effective by the Commission, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statements, as amended, including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information"), are collectively referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of underwriting agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          Section 1.     Representations and Warranties.  The Company represents
                         ------------------------------
and warrants to each Underwriter as of the date hereof and as of the Closing Time (as hereinafter defined) as follows:

               (i) At the time the Registration Statement became effective and as of the date hereof, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its issue date and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company makes no representations or warranties as to
     (A) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee or (B) the information contained in the statements set forth under the heading "Underwriting" in the Prospectus Supplement. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

               (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

               (iii) To the best knowledge of the Company, Ernst & Young, LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iv) This Agreement has been duly authorized, executed and delivered by the Company.

               (v) The Company is not, and upon the issuance of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

               (vi) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance of the Notes, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Indenture under the 1939 Act.

               (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

               (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the Indenture and the Notes; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not material to the Company and its subsidiaries, considered as one enterprise.

               (ix) Wachovia Bank, National Association ("Wachovia Bank") is a national banking association duly organized and validly existing under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such and to own, lease and operate its properties and is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (x) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; the Indenture conforms to all statements relating thereto contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

               (xi) The Notes have been duly authorized by the Company and have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.

               (xii) The execution, delivery and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Wachovia Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or Wachovia Bank is a party or by which it or either of them may be bound, or to which any of the property or assets of the Company or Wachovia Bank is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any material violation of the provisions of the articles of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

               Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

               (xiii) There is not pending or threatened any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein).

          Section 2.     Sale and Delivery to Underwriters; Closing.
                         ------------------------------------------

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the principal amount of the Notes set forth in Schedule A hereto opposite the name of such Underwriter at a purchase price of _____% of the principal amount of the Notes, plus any additional number of Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price, and delivery of certificates, for the Notes shall be made at the office of Simpson Thacher & Bartlett, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. New York time on the third business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Company by wire transfer or certified or official bank check of same day funds payable to the order of the Company, against delivery to the Underwriters of certificates for the Notes to be purchased by it (unless such Notes are issuable only in the form of one or more global securities registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the

Underwriters and their counsel). Unless otherwise agreed, certificates for the Notes shall be deposited with a custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

          Section 3.     Covenants of the Company.  The Company covenants with
                         ------------------------
each Underwriter as follows:

          (a) The Company will notify the Underwriters promptly, and confirm the notice in writing, (i) of any amendment to the Registration Statement (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Underwriters notice of its intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Notes), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object. Subject to the foregoing, the Company will file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

          (c) The Company will deliver to the Underwriters as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Underwriters may reasonably request and will also deliver to the Underwriters a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

          (d) The Company will furnish to the Underwriters, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

          (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur as a result of which the Prospectus as then amended or supplemented will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or if it shall be necessary to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

          (g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering an applicable period beginning not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in Rule 158(c) under the Act) of the Registration Statement, which will satisfy the provisions of Section 11(a) of the 1933 Act.

          (h) Until the business day following the Closing Time, the Company will not, without the consent of the Underwriters, offer, sell or contract to sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the 1933 Act.

          (i) The Company will make application for listing of the Notes on the Luxembourg Stock Exchange and will endeavor to meet all other requirements of the Luxembourg Stock Exchange necessary to effect such listing.

          Section 4.     Payment of Expenses. The Company will pay all expenses
                         -------------------
incident to the performance of its obligations under this Agreement, including:
(i) the printing and filing of the Registration Statement, with the Commission and with the Luxembourg Stock Exchange, as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Notes, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of Simpson Thacher & Bartlett, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) the fee of the National Association of Securities Dealers, Inc., if applicable, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture; (ix) any fees payable in connection with the rating of the Notes; (x) the cost and charges of any transfer agent or registrar and (xi) the cost of qualifying the Notes with DTC.

          If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 8 hereof, the Company shall reimburse the Underwriters for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel for the Underwriters.

          Section 5.     Conditions of Underwriters' Obligations. The
                         ---------------------------------------
obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of officers of the Company, to the performance by the Company of their obligations hereunder, and to the following further conditions:

          (a) At Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b) and prior to Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing.

          (b) At Closing Time the Underwriters shall have received:

          (1) The favorable opinion, dated as of the Closing Time, of either Kenneth W. McAllister, General Counsel of the Company, or William M. Watson, Jr., Senior Vice President, Counsel and Secretary of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its properties, conduct its business as described in the Prospectus and perform its obligations under this Agreement, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

               (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (iii) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

               (iv) Wachovia Bank is a national banking association duly organized and validly existing under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such.

               (v) Wachovia Bank has the authority under the laws of the United States to own, lease and operate its properties and to conduct its business and is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; and all of the outstanding shares of capital stock of Wachovia Bank have been duly authorized and validly issued and are fully paid and non-assessable (except as otherwise provided in 12 U.S.C. Section 55), and all of such shares are owned of record and, to the best knowledge of such counsel, beneficially by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind known to such counsel, and none of such shares was issued in violation of the preemptive rights of any stockholder of Wachovia Bank.

               (vi) To the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or Wachovia Bank, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract, or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

               (vii) The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

               (viii) The Underwriting Agreement and the Indenture have been duly authorized, executed and delivered by the Company, and the Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, and has been duly qualified under the 1939 Act.

               (ix) The Notes have been duly authorized for issuance by the Company; and the Notes, when executed, authenticated and delivered in the manner provided for in the Indenture and paid for in accordance with this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

               (x) The Notes conform in all material respects to the description thereof contained in the Prospectus.

               (xi) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except as such have been obtained under the 1933 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

               (xii) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly discuss in all material respects the information required to be shown.

               (xiii) To the best knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus.

               (xiv) The statements in the Prospectus under the caption "Description of Securities" and "Description of Notes", to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by such counsel, or attorneys in such counsel's office working under such counsel's direction, and are accurate and fairly present the information disclosed therein in all material respects.

               (xv) The execution and delivery of each of this Agreement and the Indenture by the Company, the issuance and delivery of the Notes and the consummation by the Company of the transactions contemplated in this Agreement and in the Prospectus and compliance by the Company with the terms of each of this Agreement, the Indenture and the Notes do not and will not result in any violation of the charter or by-laws of the Company or Wachovia Bank, and do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Wachovia Bank under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or Wachovia Bank is a party or by which it may be bound or to which any of its properties may be subject, (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or Wachovia Bank or any of its properties.

               (xvi) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission and as of the date of this Agreement, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations promulgated thereunder.

               (xvii) Nothing has come to such counsel's attention which would lead such counsel to believe (A) that the Registration Statement (except for the financial statements and related schedules included therein or omitted therefrom, as to which such counsel need express no opinion), on the original effective date of the Registration Statement or on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (except for the financial statements and related schedules included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus was issued or as of the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and related schedules included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (xviii)    The Company is not, and upon the issuance and sale of
     the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on the representations and warranties of the Company contained herein, the Indenture or on certificates of responsible officers of the Company and its subsidiaries and public officials.

          (2) The favorable opinion, dated as of Closing Time, of Simpson Thacher & Bartlett, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company, the Indenture, this Agreement, the Registration Statement, the Prospectus and other related matters as the Underwriters may require.

          In giving its opinion, Simpson Thacher & Bartlett may rely as to certain matters of North Carolina law upon the opinion of either Kenneth W. McAllister, General Counsel of the Company, or William M. Watson, Jr., Senior Vice President, Counsel and Secretary of the Company, which shall be delivered in accordance with Section 5(b)(1) hereto.

          (3) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, and dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (4) At the Closing Time, Ernst & Young LLP shall have furnished to the Underwriters a letter or letters (which may refer to letters previously delivered to the Underwriters), dated as of the Closing Time, in form and substance satisfactory to the Underwriters, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

               (i) They are independent accountants within the meaning of the 1933 Act and the 1934 Act and the 1933 Act Regulations and the 1934 Act Regulations.

               (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

               (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

          (A) Reading the minutes of the meetings of the shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

          (B) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

          (C) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below; nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

               (1) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations thereunder;

               (2) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

               (3) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than 3 business days prior to the date of the letter, in the long-term debt (including capital lease obligations) of the Company and its subsidiaries or capital stock of the Company (other than issuances of capital stock upon exercise of options and stock appreciation plans which were outstanding on the date of the latest consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus) or decreases in the shareholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan losses or in income before income taxes, or in the total or per-share amount of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters.

               (iv) The letter shall also state that Ernst & Young LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the Underwriters and agreed to by Ernst & Young LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

          In addition, at the time this Agreement is executed, Ernst & Young LLP shall have furnished to the Underwriters a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Underwriters, to the effect set forth in this subsection 4.

          (5) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and Simpson Thacher & Bartlett, counsel for the Underwriters.

          (6) At Closing Time, the Notes are rated A+ by Standard & Poor's Rating Services and A1 by Moody's Investor Service and there shall not have occurred any decrease in the ratings of any of the securities of the Company or the Notes by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Notes.

          (c) At or before Closing Time the Notes shall have been accepted for listing on the Luxembourg Stock Exchange and the Company shall have provided evidence satisfactory to the Underwriters of such listing.

          (d) At Closing Time there shall not have been a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in the view of the Underwriters be likely to prejudice materially the success of the offering and distribution of the Notes or dealings in the Notes in the secondary market.

          If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 7, and 8 shall survive any such termination and will remain in full force and effect.

          Section 6.     Indemnification and Contribution.
                         --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each of its partners, officers, directors, and employees and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), which arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, or any amendment or supplement thereto, (B) the Prospectus and any amendment or supplement thereto, or (C) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities or blue sky laws thereof (each, an "Application") or (ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement thereto, the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse as incurred each Underwriter and each such controlling person for any legal and other expenses incurred in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement made in the Prospectus, including any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter specifically for inclusion and actually included therein; and provided further that, as to any Prospectus that has been amended or supplemented as provided herein, this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising out of the sale of Notes to any person by such Underwriter if (A) such Underwriter failed to send or give a copy of the final Prospectus as so amended or supplemented to that person at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the 1933 Act, and (B) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in any preliminary Prospectus was corrected in an amendment or supplement thereto (but only if the sale to such person occurred after the Company provided such Underwriter and the Underwriter received copies of such amendment or supplement for distribution). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each of the Company's directors, each of its officers and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter and specifically included in the Prospectus. This indemnity shall be in addition to any liability which such Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Prospectus Supplement constitute the only information furnished in writing by the several Underwriters for inclusion in the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 6, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under subsection (a) or (b) of this
Section 6 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, which will not be unreasonably withheld, unless such indemnified party waived its rights under this Section 6 in writing in which case the indemnified party may effect such a settlement without such consent.

          (d) If the indemnification provided for in the preceding paragraphs of this Section 6 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company or the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the total discounts and/or commissions received by the Underwriters bears to the sum of such discounts and/or commissions and the purchase price of the Notes specified on the cover page of the Prospectus and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter be responsible for any amount in excess of the total discounts and/or commissions received by it with respect to the Notes purchased by such Underwriter under this Agreement and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          Section 7.     Representations, Warranties and Agreements to Survive
                         -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company and shall survive delivery of the Notes to the Underwriters.

          Section 8.     Termination of Agreement.
                         ------------------------

          (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the applicable exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ National Market has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or such system or by order of the Commission, the NASD or any governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or North Carolina authorities, or (v) if there has been any decrease in the ratings of any of the securities of the Company or of the Notes by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or if any such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Notes.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, and 7 shall survive any such termination and will remain in full force and effect.

          Section 9.     Default by One or More of the Underwriters.  If one or
                         ------------------------------------------
more of the Underwriters shall fail at Closing Time to purchase the Notes that it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), the lead Underwriter shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the lead Underwriter shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Notes does not exceed 10% of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Notes exceeds 10% of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters.

          No action taken pursuant to this Section shall relieve any defaulting Underwriters from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the lead Underwriter shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          Section 10.    Notices. All notices and other communications hereunder
                         -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1209, attention of Syndicate Department; notices to the Company shall be directed to it at Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27101, attention of William M. Watson, Jr., Esq.

          Section 11.    Parties. This Agreement shall inure to the benefit of
                         -------
and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          Section 12.    Governing Law and Time. This Agreement shall be
                         ----------------------
governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.


          Section 13.    Counterparts. This Agreement may be executed by any one
                         ------------
or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                              Very truly yours,

                              WACHOVIA CORPORATION


                              By:_______________________
                                 Name:
                                 Title:


CONFIRMED AND ACCEPTED,
as of the date first above written:



By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:______________________________________________
     Authorized Signatory


For itself and the other Underwriters
named in Schedule A hereto.

                                  SCHEDULE A



                                                      Principal
Name of Underwriter                                     Amount
--------------------                                    ------


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated .........................      $

 ..................................................

 ..................................................

 ..................................................

 ..................................................

 ..................................................

        Total ....................................      $